UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2019

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55437	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 15, 2019, Richard S. Ressler, one of the directors of Cole Credit Property Trust V, Inc. (the “Company”), tendered his resignation from the Company’s board of directors, effective immediately prior to the appointment of Elaine Y. Wong to the Company’s board of directors, as discussed below. Mr. Ressler resigned from the board of directors in order to facilitate the appointment of Ms. Wong by ensuring that the board of directors continues to have a majority of independent directors, as required by Section 7.1 of the Company's Articles of Amendment and Restatement dated February 7, 2014, as amended and supplemented. This resignation is not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of October 15, 2019, Ms. Wong has been appointed to serve as a director of the Company by all of the Company’s directors, including all of the independent directors. Ms. Wong will serve as a director until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualifies or until her earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. The Company will not compensate Ms. Wong for her services rendered as a director of the Company. Ms. Wong did not enter into any agreement with the Company in connection with her appointment as a director.
In addition to her appointment as a director of the Company, Ms. Wong, age 40, was appointed on October 15, 2019, to serve as a director of Cole Office & Industrial REIT (CCIT II), Inc., CIM Real Estate Finance Trust, Inc. and CIM Income NAV, Inc., each of which are sponsored by affiliates of the Company’s manager, Cole REIT Management V, LLC, which is an affiliate of CIM Group, LLC (“CIM”).
Ms. Wong has served as a Principal of CIM and a member of its Investment Committee since February 2015, and as CIM’s Head of Marketing & Communications since May 2018. From February 2015 to April 2018, Ms. Wong served as CIM’s Global Head of Partner & Co-Investor Relations. She served at CIM from February 2012 to January 2015 as 1st Vice President, Global Head of Fundraising and Investor Relations, from February 2010 to January 2012 as Vice President, Fundraising & Investor Relations, and from April 2007 to January 2010 as Associate, Investor Relations. Prior to joining CIM, Ms. Wong served from May 2005 to March 2007 as an Associate at Perry Capital, LLC, and from July 2001 to April 2005 as an Analyst, and then Associate in the Equities Division, Financial and Strategic Management, of Goldman Sachs & Co. Ms. Wong received her Bachelor of Science degree in Accounting and Finance from New York University, Leonard N. Stern School of Business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2019	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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